NSAR ITEM 77O
April 1, 2004 - September 30, 2004
Van Kampen Mid Cap Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Conseco Inc.    Goldman    33,400       0.076       5/06/04
                                 Sachs

    2            Global          Citigroup   4,400       0.063       5/12/04
                 Payments Inc.

    3            Salesforce.     UBS Inv.    1,600       0.016       6/22/04
                 com             Bank

    4            Dex Media Inc.  Merrill    70,500       0.133       7/21/04
                 		         Lynch
Underwriters for #1:
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
Lazard
Advest, Inc.
Keefe, Bruyette & Woods

Underwriters for #2:
Citigroup
CIBC World Markets
Credit Suisse First Boston
Morgan Stanley & Co. Incorporated
UBS Investment Bank
SunTrust Robinson Humphrey
Thomas Weisel Partners LLC

Underwriters for #3:
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities
UBS Investment Bank
Wachovia Securities
William Blair & Company

Underwriters for #4:
Morgan Stanley & Co. Incorporated
Lehman Brothers
Merrill Lynch & Co.
Banc of America Securities LLC
Citigroup
Credit Suisse First Boston
Deutsche Bank Securities
Goldman, Sachs & Co.
JPMorgan
Wachovia Securities